Exhibit 99.1

OPTIO SOFTWARE REPORTS FIRST QUARTER FISCAL 2005 EARNINGS

Software License Revenue Increases 39% Year-Over-Year

ATLANTA, June 9, 2004— Optio Software, Inc. (OTCBB:OPTO.OB) today reported financial results for its first fiscal quarter ended April 30, 2004, including revenue of $7.2 million, an increase of $691,000 or 11% year-over-year.

Net income was $569,000 for the quarter, representing a three-fold increase over the $193,000 reported in the same quarter of the prior year. Diluted earnings per share were $0.02 and earnings per basic share were $0.03.

“Optio delivered another strong quarter with solid revenue gains and continued profitability,” said C. Wayne Cape, Optio chairman, president and chief executive officer. “These results demonstrate that even in an intensely competitive marketplace, we are gaining financial and market strength.”

Software, services and maintenance revenues

Software license revenues in the first quarter of fiscal 2005 were $2.9 million, up 39% over the $2.1 million reported in the same quarter of the prior year. Services and maintenance revenues were $4.3 million, a 3% decline from the $4.4 million reported in the first quarter of fiscal 2004.

Optio Software closed the quarter with $6 million in cash, compared to $5.3 million as of Jan. 31, 2004, and compared to $3.8 million as of April 30, 2003. The company had no outstanding balance on its line of credit as of April 30, 2004. The company’s days’ sales outstanding (DSO) was 59 in the first quarter of fiscal 2005, compared with 62 days in the previous quarter.

“Strong license revenue increases, combined with continued financial discipline and strategic investments in sales and marketing and research and development, position us on a solid path for growth in fiscal 2005,” said Caroline Bembry, Optio chief financial officer. “We have gained significant sales and marketing traction in our EMEA and North American businesses as demonstrated by the 31 new customers we added during the quarter. Not only did we achieve a 39% increase in software license revenue, but we also improved our cash position to $6 million at the close of the quarter.”

Highlights from the first quarter of fiscal 2005 include:

•	Added 31 new customers to our global customer base, including BobCat Co., Colony Resorts, Dresser Inc. and DuPont Photomasks, Inc.

•	Signed several significant contracts in EMEA, including TeleColumbus Data and Service and JC Bamford Excavators Limited.

•	Closed over 15 major deals with Oracle customers, a testament to the strength of our partnership with Oracle.

•	Announced the certification of Optio e.ComIntegrateTMwith the PeopleSoft EnterpriseOne 8.9 application suite. Optio’s certification validated that data created by PeopleSoft EnterpriseOne can be successfully integrated with Optio e.ComIntegrate, which transforms enterprise information into high-impact business documents that can be delivered via print, fax, e-mail and the web.

•	Established Optio’s Healthcare Customer Advisory Board, a forum for a cross-section of healthcare customers to provide input on the future development, sales and support of Optio products and services.

About Optio

Optio Software provides software for more than 5,000 customers in virtually every enterprise resource planning (ERP) or hospital information systems (HIS) environment. Our output management solutions enable companies to produce, enhance, distribute and exchange documents and other critical information via print, fax, e-mail and the web. Founded in 1981, Optio Software has world headquarters in Atlanta, EMEA headquarters in Paris and sales offices in Germany and the United Kingdom. More information about Optio Software (OTCBB:OPTO.OB) is available at: www.optiosoftware.com.

Copyright 2004, Optio Software, Inc. All Rights Reserved. Optio is a registered trademark and Optio e.ComIntegrate is a trademark of Optio Software, Inc. Other companies and products mentioned in this document are the property of their respective owners.

Forward Looking Statements

This press release includes statements and other matters that could be considered to be forward-looking and subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. Factors that might cause or contribute to such differences include, but are not limited to, risks associated with Optio’s reliance on strategic marketing and reseller relationships, the collectibility of Optio’s accounts receivable and note receivable (specifically, the M2 note receivable), fluctuations in operating results because of acquisitions or dispositions, changes in competition, changes in economic conditions in the U.S. and in other countries in which Optio currently does business (both general and relative to the technology industry), delays or inability in developing new or unique software, market acceptance of new products, the failure of new products to operate as anticipated, expectation of achieving and sustaining operating profits and earnings, including the timing of such cash flow and company performance, disputes regarding Optio’s intellectual property, risks relating to the delisting of our stock, possible adverse results of pending or future litigation, or risks associated with Optio’s international operations. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of Optio. These and additional factors are set forth in “Safe Harbor Compliance Statement for Forward-Looking Statements” included as Exhibit 99.1 to Optio’s most recent Annual Report on Form 10-K. You should carefully review these risks and additional risks described in other documents Optio files from time to time with the Securities and Exchange Commission, including the Quarterly Report of Form 10-Q that Optio will file before June 14, 2004.

Media Contacts:

Caroline Bembry

Chief Financial Officer

770.576.3500

cbembry@optiosoftware.com

Sheryl Roehl

Director of Marketing Communications and Public Relations

Optio Software, Inc.

770.576.3500

sroehl@optiosoftware.com

OPTIO SOFTWARE, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended April 30,
	2004	2003
	(unaudited)
Revenue:
License fees	$2,881	$2,070
Services, maintenance, and other	4,325	4,445

	7,206	6,515

Cost of revenue:
License fees	149	118
Services, maintenance, and other	1,586	1,603

	1,735	1,721

	5,471	4,794

Operating expenses:
Sales and marketing	2,695	2,381
Research and development	1,085	964
General and administrative	1,053	1,123
Depreciation and amortization	71	179

	4,904	4,647

Income from operations	567	147

Other income (expense):
Interest income	42	49
Interest expense	(4)	(3)
Other	21	6

	59	52

Income before income taxes	626	199
Income tax expense	57	6

Net income	569	193

Net income per share - basic	$0.03	$0.01

Net income per share - diluted	$0.02	$0.01

Weighted average shares outstanding - basic	19,399,918	19,140,644

Weighted average shares outstanding - diluted	23,002,374	20,595,179

OPTIO SOFTWARE, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2004	January 31, 2004
	(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$5,991	$5,328
Accounts receivable, net	4,736	5,293
Current potion of note receivable from M2	310	310
Other current assets	463	288

Total current assets	11,500	11,219

Property and equipment, net	543	541
Note receivable from M2, net, less current portion	2,292	2,376
Other assets	103	110

Total assets	$14,438	$14,246

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,014	$812
Other accrued liabilities	1,943	2,627
Deferred revenue	6,273	6,256
Current portion of capital lease obligations	76	76

Total current liabilities	9,306	9,771

Long-term portion of capital lease obligations	69	87
Long-term accrued expenses	97	101

Shareholders’ equity	4,966	4,287

Total liabilities and shareholders’ equity	$14,438	$14,246